EXHIBIT 23(a)




                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Registration Statements (Form S-8, Nos. 33-17196, 33-44822, 33-44877, 33-44876, 33-22459, 33-38491,
33-54075, 33-54079, 33-54077, 333-47833, 333-28273 and Form S-3, Nos.
33-36001 and 333-60175) pertaining to various stock option, employee savings, deferred compensation and restricted stock plans and a universal shelf registration statement of Wellman, Inc. of our report dated February 15, 1999, with respect to the consolidated financial statements and financial statement schedules included in this Annual Report (Form 10-K) of Wellman, Inc.




                                             Ernst & Young LLP



Charlotte, North Carolina
March 26, 1999